UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under §240.14a-12

Connecticut Water Service, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing relates to the proposed transaction between SJW Group (“SJW Group”) and Connecticut Water Service, Inc. (the “Company”) pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated as of August 5, 2018, among SJW Group, Hydro Sub, Inc. and the Company.

The following communication regarding the proposed transaction was first made available at www.sjw-ctws.com on August 28, 2018.

Connecticut Water Company and its operating utilities, Avon Water Company and Heritage Village Water Company, serve 104,000 customers or 360,000 people in 59 communities. The Company has a long standing record of excellence in customer service and regulatory compliance which is fundamental to our brand and our operations as water providers.
The merger with the SJW Group provides the unique benefit of maintaining a strong local presence while becoming part of a larger multi-state organization which brings additional size, financial strength and resources to benefit all of our customers and communities.
The experienced leadership teams and employees will leverage their skills and proven record to honor commitments to customers and communities, protect the environment, and invest in water systems.
Under the merger, those utilities will continue to be supported locally by the trusted team of passionate, dedicated employees and leaders with their extensive certifications, operating experience and local knowledge. There will be a New England Region Headquarters in Connecticut with a president, leadership team and decision makers who will be available to customers, communities, state and local officials and regulatory agency staff.

The Company has proudly made a number of commitments in our regulatory filing to demonstrate how we will maintain our focus on environmental stewardship with qualified local water professionals continuing to serve our customers and communities with safe, reliable water service under the merger with the SJW Group.

✓	The utility subsidiaries will keep their company names, supported locally by the existing team of passionate, dedicated employees and leaders;
✓	There will be no employee layoffs or job cuts as a result of the merger;
✓	Annual customer satisfaction and public opinion leader surveys by independent consultant will be conducted and results reported to the Authority;
✓	Current customer rates will be maintained upon closing of the merger;
✓	Remain subject to oversight by PURA for rates and quality of service;
✓

Annual capital budgets for investments in water quality and service in the communities across our operations will be maintained with at least comparable level of investments to the prior 3- year average;

✓	Pace of infrastructure replacement under WICA will be maintained with goal to replace 1% of pipe per year;
✓	Community liaisons and outreach efforts in all service towns with at least annual face to face meetings with each town CEO;

✓	Participation and financial support for community organizations and events at least at same level as prior to merger;
✓	Funding for H2O customer assistance program at the same or higher levels than past 3 years;
✓	Continue to be industry leaders on water conservation initiatives with annual budget for customer oriented conservation programs;
✓	Continue responsible water resource management programs and not use Connecticut sources or supplies for the out of state sister companies under the merger;
✓	Corporate Responsibility Committee will continue to drive efforts to reduce environmental footprint and implement sustainable business practices with annual reporting to the Board of Directors; and
✓	Employees will remain active in state environmental organizations and participating in activities of Water Planning Council, WUCCs and other workgroups or committees to further state water supply and resource policies and planning in the state.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approval from the shareholders of the Company for the transaction is not obtained; (2) the risk that the regulatory approvals required for the transaction are not obtained, on the terms expected or on the anticipated schedule; (3) the effect of water, utility, environmental and other governmental policies and regulations; (4) litigation relating to the transaction; (5) the ability of the parties to the transaction to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (7) changes in demand for water and other products and services of the Company; (8) unanticipated weather conditions; (9) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber attacks, or other similar occurrences that could adversely affect the Company’s facilities, operations, financial condition, results of operations, and reputation; (10) risks that the proposed transaction disrupts the current plans and operations of the Company; (11) potential difficulties in employee retention as a result of the proposed transaction; (12) unexpected costs, charges or expenses resulting from the transaction; (13) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results, and business generally, including, without limitation, competitive responses to the proposed transaction; (14) risks related to diverting management’s attention from ongoing business operations of the Company; (15) the trading price of the Company’s common stock; and (16) legislative and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business and financial condition, including those more fully described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, its annual report on Form 10-K for the fiscal year ended December 31, 2017 and its quarterly report on Form 10-Q for the period ended June 30, 2018. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither the Company nor its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by SJW Group. In connection with the proposed transaction, on August 20, 2018, the Company filed a preliminary proxy statement on Schedule 14A with the SEC. The Company and SJW Group intend to file other relevant materials with the SEC, including the Company’s definitive proxy statement on Schedule 14A. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and the Company’s shareholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from the Company.

Participants in Solicitation

SJW Group and its directors and executive officers, and the Company and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of SJW Group is set forth in the proxy statement for SJW Group’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 6, 2018. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2018 Annual Meeting of Shareholders, which was filed with the SEC on April 6, 2018. Investors may obtain additional information regarding the interest of such participants by reading the preliminary proxy statement regarding the proposed transaction, which was filed on August 20, 2018, and the definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.

Visit www.sjw-ctws.com for more information on the benefits of the merger.
CONNECTICUT WATER CONTACT:	SHAREHOLDER CONTACT:
Daniel J. Meaney, APR	Morrow Sodali
Director, Corporate Communications	CTWS@morrowsodali.com
dmeaney@ctwater.com	800.662.5200
860.664.6016